                                                                          EX-J.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A ("Registration Statement") of our reports dated May 30, 2003, relating to the financial statements and financial highlights which appear in the April 30, 2003 Annual Reports to Shareholders of the Funds comprising the iShares Dow Jones Series and the iShares Cohen & Steers Series (the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
July 24, 2003